Exhibit 1.2

                              PRICING AGREEMENT

                                                              February 3, 2004

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

     The Rouse Company, a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 3, 2004 (the "Underwriting Agreement"), to issue and sell to you (the "Designated Underwriter") the Shares specified in
Schedule I hereto (the "Designated Shares", consisting of Firm Shares and any Optional Shares the Designated Underwriter may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Designated Underwriter. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to the Designated Underwriter is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to the Designated Underwriter, and the Designated Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Designated Underwriter set forth in Schedule I hereto, the number of Firm Shares set forth in Schedule I hereto and (b) in the event and to the extent that the Designated Underwriter shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to the Designated Underwriter, and the Designated Underwriter agrees to purchase from the Company at the purchase price to the Designated Underwriter set forth in Schedule I hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

     The Company hereby grants to the Designated Underwriter the right to purchase, from time to time, at its election up to the number of Optional Shares set forth in Schedule I


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hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Designated Underwriter to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Designated Underwriter, but in no event earlier than the First Time of Delivery or, unless the Designated Underwriter and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof (one for the Company and one for the Designated Underwriter plus one for each counsel) and upon acceptance hereof by the Designated Underwriter, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Designated Underwriter and the Company.


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                                       Very truly yours,

                                       THE ROUSE COMPANY



                                       By:   /s/ Patricia H. Dayton
                                       -------------------------------
                                          Name:  Patricia H. Dayton
                                          Title: Senior Vice President


Accepted as of the date hereof

DEUTSCHE BANK SECURITIES INC.


By:    /s/ Marty Newburger
    -----------------------------
    Name:  Marty Newburger
    Title: Vice President


By:    /s/ Robert Blumenthal
    -----------------------------
    Name:  Robert Blumenthal
    Title: Managing Director

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                                 SCHEDULE I
                                 ----------

Title of Designated Shares:  Common Stock, par value $0.01

Number of Designated Shares:

      Number of Firm Shares:  4,000,000

      Maximum Number of Optional Shares:  600,000

Initial Offering Price to Public: $48.50 per share

Purchase Price by Underwriters: $48.30 per share

Form of Designated Shares: Definitive form to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian.

Specified Funds for Payment of Purchase Price: Federal or other same day funds

Time of Delivery: 9:30 a.m. (New York City time), February 9, 2004

Closing Location: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017

Name and Address of the Designated Underwriter: Deutsche Bank Securities Inc.
                                                60 Wall Street
                                                New York, NY 10005

Address for Notices, etc.:    Deutsche Bank Securities Inc.
                              60 Wall Street
                              New York, NY 10005
                              Attention: Syndicate Desk, 4th Floor
                              Fax: 212-797-9344
                              with a copy to: General Counsel, 36th Floor
                              Fax: 212-797-4564

Designated Underwriter's Counsel:  Simpson Thacher & Bartlett LLP

Additional Terms and Conditions:  None